Exhibit 10.10

KRAFT FOODS INC.

2005 PERFORMANCE INCENTIVE PLAN

NON-QUALIFIED US STOCK OPTION AWARD AGREEMENT

KRAFT FOODS INC. (the “Company”), a Virginia corporation, hereby grants to the employee identified in the Award Statement (the “Optionee” identified in the “Award Statement”) and attached hereto under the Kraft Foods Inc. 2005 Performance Incentive Plan (the “Plan”) a non-qualified stock option (the “Option”). The Option entitles the Optionee to exercise up to the aggregate number of shares set forth in the Award Statement (the “Option Shares”) of the Company’s Common Stock, at the Grant Price per share set forth in the Award Statement (the “Grant Price”). Capitalized terms not otherwise defined in this Non-Qualified US Stock Option Award Agreement (the “Agreement”) shall have the meaning set forth in the Plan. The Option is subject to the following terms and conditions:

1. Vesting. Prior to the satisfaction of the Vesting Requirements set forth in the Schedule in the Award Statement (the “Schedule”), the Option Shares may not be exercised except as provided in paragraph 2 below.

2. Vesting Upon Termination of Employment. In the event of the termination of the Optionee's employment with the Kraft Group (as defined below in paragraph 12) prior to satisfaction of the Vesting Requirements other than by death, Disability (as defined below in paragraph 12) Retirement (as defined below in paragraph 12) or as otherwise determined by (or pursuant to authority granted by) the Committee administering the Plan, this Option shall not be exercisable with respect to any of the Option Shares set forth in the Award Statement. If death or Disability of the Optionee occurs prior to satisfaction of the Vesting Requirements, this Option shall become immediately exercisable for 100% of the Option Shares set forth in the Award Statement. For purposes of this Agreement, if Retirement of the Optionee occurs prior to the satisfaction of the Vesting Requirements, the Option Shares shall continue to become exercisable as set forth on the Schedule as if such Optionee’s employment had not terminated.

3. Exercisability Upon Termination of Employment. During the period commencing on the first date that the Vesting Requirements are satisfied (or, such earlier date determined in accordance with Paragraph 2) until and including the Expiration Date set forth in the Schedule, this Option may be exercised in whole or in part with respect to such Option Shares, subject to the following provisions:

(a) In the event that the Optionee’s employment is terminated by reason of death, Disability, or Retirement, such Option Shares may be exercised on or prior to the Expiration Date;

(b) If employment is terminated by the Optionee (other than by Disability or Retirement), such Option Shares may be exercised for a period of 30 days from the effective date of termination;

(c) If, other than by Disability or Retirement, the Optionee’s employment is terminated by the Company, a subsidiary or affiliate without cause, such Option Shares may be exercised for a period of 12 months following such termination; provided, however, if the Optionee shall die within such 12-month period, such Option Shares may be exercised for a period of 12 months from the date of death of the Optionee; and

(d) If the Optionee’s employment is involuntarily suspended or terminated for cause, no Option Shares may be exercised during the period of suspension, or following such termination of employment.

No provision of this paragraph 3 shall permit the exercise of any Option Shares after the Expiration Date. For purposes of this Agreement, the Optionee’s employment shall be deemed to be terminated (i) when he or she is no longer actively employed by the Kraft Group, and (ii) when he or she is no longer actively employed by a corporation, or a parent or subsidiary thereof, substituting a new option for this Option (or assuming this Option) in connection with a merger, consolidation, acquisition of property or stock, separation, split-up, reorganization, liquidation or similar transaction. The Optionee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period payments, or other benefits under the Kraft Foods Inc. Severance Pay Plan, or any similar plan maintained by the Kraft Group or through other such arrangements that may be entered into that give rise to separation or notice pay, except in any case in which the Optionee is eligible for Retirement upon the expiration of salary continuation or other benefits. Leaves of absence shall not constitute a termination of employment for purposes of this Agreement. Notwithstanding the foregoing provisions and unless otherwise determined by the Company, this Option may only be exercised on a day that the New York Stock Exchange (the “Exchange”) is open. Accordingly, if the Expiration Date is a day the Exchange is closed, the Expiration Date shall be the immediately preceding day on which the Exchange is open.

4. Exercise of Option and Withholding Taxes. This Option may be exercised only in accordance with the procedures and limitations, set forth in the Company’s Equity Award Guide, as amended from time to time (the “Methods of Exercise”), provided, however, that the Option may not be exercised by delivery to the Company (either actual delivery or by attestation) of previously owned shares of Common Stock.

Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee hereby acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

The Optionee acknowledges and agrees that Company shall not be required to deliver the Option Shares being exercised upon any exercise of this Option unless it has received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due the Company as “theoretical taxes” pursuant to the then-current international assignment and tax equalization policies and procedures of the Kraft Group, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, Optionee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Optionee, to withhold all applicable Tax-Related Items legally due by the Optionee and any theoretical taxes from Optionee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of Option Shares. Alternatively, or in addition, the Company may instruct the broker whom it has selected for this purpose (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization) to sell the Option Shares that Optionee acquires to meet the Tax-Related Items withholding obligation and any theoretical taxes. In addition, unless otherwise determined by the Committee, Tax-Related Items or theoretical taxes may be paid with outstanding shares of the Company’s Common Stock, such shares to be valued at Fair Market Value on the exercise date. Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items and theoretical taxes that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s exercise of Option Shares that cannot be satisfied by the means previously described.

5. Cash-Out of Option. The Committee may elect to cash out all or a portion of the Option Shares to be exercised pursuant to any Method of Exercise by paying the Optionee an amount in cash or Common Stock, or both, equal to the Fair Market Value of such shares on the exercise date less the purchase price for such shares.

6. Transfer Restrictions. Unless otherwise required by law, this Option is not transferable by the Optionee in any manner other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Agreement, the Board of Directors of the Company or the Committee may make adjustments to the terms and provisions of this Agreement (including, without limiting the generality of the foregoing, terms and provisions relating to the Grant Price and the number and kind of shares subject to this Option) including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of the Option, and to determine whether continued employment with any entity resulting from such transaction or event will or will not be treated as a continued employment with the resulting company or the Kraft Group, in each case, subject to any Board of Director or Committee action specifically addressing any such adjustments, cash payments or continued employment treatment.

8. Successors. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Option may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.

9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, U.S.A., without regard to choice of laws principles thereof.

10. Award Confers No Rights to Continued Employment - Nature of the Grant. Nothing contained in the Plan or this Agreement shall give any employee the right to be retained in the employment of any member of the Kraft Group or affect the right of any such employer to terminate any employee. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee. Further, the Optionee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) the Optionee is voluntarily participating in the Plan;

(e) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

(f) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(g) in the event that the Optionee is not an employee of the Company, the Option grant and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with any subsidiary or affiliate of the Company;

(h) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(i) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(j) if the Optionee exercises the Option and obtains shares of Common Stock, the value of those shares of Common Stock acquired upon exercise may increase or decrease in value, even below the Grant Price;

(k) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock acquired through exercise of the Option resulting from the termination of Optionee’s employment by the Company or the Employer and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(l) in the event of termination of the Optionee’s employment, the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law;

(m) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock;

(n) the Optionee is hereby advised to consult with the Optionee’s own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan; and

(o) The Option is designated as not constituting an Incentive Stock Option. This Agreement shall be interpreted and treated consistently with such designation.

11. Interpretation. The terms and provisions of the Plan (a copy of which will be furnished to the Optionee upon written request to the Office of the Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093) are incorporated herein by reference. To the extent any provision in this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions which may arise in connection with the Award or this Agreement, including whether an Optionee is no longer actively employed and any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

12. Miscellaneous Definitions. For the purposes of this Agreement, the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan and the term “Retirement” means retirement from active employment under a pension plan of the Kraft Group, or under an employment contract with any member of the Kraft Group, under circumstances which the Committee, in its sole discretion, deems equivalent to retirement. As used herein, “Kraft Group” means Kraft Foods Inc. and each of its subsidiaries and affiliates. For purposes of this Agreement, (x) a “subsidiary” includes only any company in which the applicable entity, directly or indirectly, has a beneficial ownership interest of greater than 50 percent and (y) an ”affiliate” includes only any company that (A) has a beneficial ownership interest, directly or indirectly, in the applicable entity of greater than 50 percent or (B) is under common control with the applicable entity through a parent company that, directly or indirectly, has a beneficial ownership interest of greater than 50 percent in both the applicable entity and the affiliate.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under, and the Optionee’s participation in, the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

IN WITNESS WHEREOF, this Non-Qualified Stock Option Award Agreement has been granted as of February 4, 2008.

Kraft Foods Inc.

By:	/S/ CAROL J. WARD
Carol J. Ward
Vice President and Corporate Secretary